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                                                                   Exhibit 3-192
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                                                                   FILED
                                                                DEC 10 1986
                                                           /s/ [graphic omitted]
                                                            SECRETARY OF STATE



                          CERTIFICATE OF INCORPORATION

                                       OF

                           KEYSTONE NURSING HOME, INC.


   THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

                                ARTICLE ONE: NAME

   The name of the Corporation is Keystone Nursing Home, Inc.


                         ARTICLE TWO: REGISTERED OFFICE

   The address of the registered office of the Corporation in the State of Delaware is 229 South State Street, in the City of Dover, County of Kent. The name of its registered agent at such address is United States corporation Company.

                             ARTICLE THREE: PURPOSES

   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                               ARTICLE FOUR: STOCK


   The total number of shares of capital stock which the Corporation is authorized to issue is 1,000 par value ($.001) per share.

                             ARTICLE FIVE: DIRECTORS

   (A) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors which may consist of a sole director. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

   (B) Any director or directors may be removed from office, without any reason therefor, by the affirmative vote or consent of a majority of the shares which are entitled to elect the director or directors to be removed. Any director or directors may be removed from office "for cause" by the affirmative vote or consent of a majority of the Board of Directors. Failure to elect directors to fill the unexpired term of the director or directors so removed shall be deemed to create a vacancy or vacancies in the Board of Directors.


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                          ARTICLE ELEVEN: INCORPORATOR

   The incorporator is David H. Arnholter, whose mailing address is 3401 West End Building, Suite 175, Nashville, Tennessee 37203.

   The undersigned being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true, and, accordingly, has hereto set my hand this 8th day of December, 1986


                                                /s/ David H. Arnholter
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                                                David H. Arnholter, Incorporator